UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 11, 2020, ITC Holdings Corp. (the “Company”) issued (1) a news release announcing that it commenced a private offering of senior unsecured notes due 2030 (the “Notes”) and (2) a news release announcing that the Company has priced the offering of the Notes.

The Company intends to use the net proceeds from this offering to repay indebtedness outstanding under its term loan credit agreement, its revolving credit facility and its commercial paper program, and for general corporate purposes.

Copies of the press releases, each dated May 11, 2020, announcing the commencement of a private offering of the Notes and the pricing of the Notes, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 11, 2020, by the Company, announcing the commencement of a private offering of the Notes.
99.2	Press release, dated May 11, 2020, by the Company, announcing the pricing of the Notes.
104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 11, 2020	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel